Post Holdings Announces Pricing of Senior Notes Offering
ST. LOUIS, December 13, 2021 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced the pricing of its previously announced senior notes offering of the Company’s 5.50% senior notes due 2029 (the “Notes”) at 103.5% of the principal amount, plus accrued interest from December 15, 2021, for a yield to worst of 4.819%. In addition, the size of the Notes offering was increased from $350.0 million to $500.0 million in aggregate principal amount of the Notes. The Notes offering is expected to close on December 22, 2021, subject to customary closing conditions.
The Notes were offered as additional notes under an existing indenture pursuant to which the Company previously issued $750.0 million in aggregate principal amount of the Company’s 5.50% senior notes due 2029 (the “Existing Notes”). The Notes to be issued in this offering will vote together with, and will constitute part of the same series as, the Existing Notes. The Notes will be unsecured, senior unsubordinated obligations of the Company and will be guaranteed by the Company’s existing and subsequently acquired or organized domestic subsidiaries (other than immaterial subsidiaries, certain excluded subsidiaries and subsidiaries designated as unrestricted subsidiaries).
The Company intends to use the net proceeds from the offering for general corporate purposes, which could include, among other things, share repurchases, financing acquisitions, retiring existing debt, capital expenditures and working capital.
The Notes and the related subsidiary guarantees were offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This press release is not an offer to sell or a solicitation of an offer to buy any security, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, are made throughout this press release. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the offering, the rapidly changing situation related to the COVID-19 pandemic and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the offering will be completed as anticipated or at all.

About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, refrigerated, foodservice, food ingredient and convenient nutrition food categories.

Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@postholdings.com
(314) 644-7665

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